UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 21, 2009

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 21, 2009, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved short-term incentive (cash) bonuses under the Company’s Management Short-Term Incentive Plan (the “Plan”). While the operating income performance target set for fiscal year 2008 cash bonuses under the Plan was not met, the Compensation Committee determined to exercise discretion to fund a bonus pool in an amount equal to 35% of the amount of the bonus pool that would have been funded had the performance target been achieved. Out of this approved bonus pool fund, the Compensation Committee approved cash bonuses to certain participating employees in the Plan, including the Chief Executive Officer, Chief Financial Officer and other named executive officers of the Company in the following amounts: Michele Volpi, President and Chief Executive Officer, $319,500; James R. Giertz, Senior Vice President and Chief Financial Officer, $77,490; James C. McCreary, Jr., Vice President and Corporate Controller, $52,827; Ann B. Parriott, Vice President, Human Resources, $66,122; Timothy J. Keenan, Vice President, General Counsel and Secretary, $55,686.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: January 26, 2009